UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2006

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10165 McKellar Court
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 1, 2006, the board of directors of Quidel Corporation (the “Company”) upon the recommendation of its compensation committee, approved the following: (i) an increase in the annual base salary for each of the Company’s executive officers, effective March 6, 2006 (“2006 Annual Base Salaries”); (ii) a short-term cash incentive plan applicable to the Company’s executive officers for the Company’s fiscal year ending in 2006 (the “2006 Short-Term Cash Incentive Plan”); and (iii) the payout of bonuses to the Company’s executive officers per the terms of the Company’s 2005 short-term cash incentive plan (the “2005 Cash Bonus Awards”).   The 2006 Annual Base Salaries, the 2006 Short-Term Cash Incentive Plan and the 2005 Cash Bonus Awards are set forth on Exhibits 10.1, 10.2 and 10.3 attached hereto, respectively, and are incorporated by reference herein.

In addition, on March 1, 2006, upon the recommendation of the compensation committee, the board of directors recognized the achievement of the performance goals for the first-cycle of the long-term incentive bonus program (“LTIB”) for Caren L. Mason, the Company’s President and Chief Executive Officer.  Pursuant to the terms of Ms. Mason’s employment agreement with the Company, the LTIB provides for payout of a cash bonus at the end of a three-year cycle, ending on December 31, 2007.  In this regard, on March 1, 2006, the board of directors approved the payout of $250,000 towards the successful completion of the first cycle under Ms. Mason’s LTIB. The LTIB provides for a maximum payout of $750,000 at the end of the three-year cycle.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

2006 Annual Base Salaries for the Company’s Executive Officers, effective as of March 6, 2006.

10.2	2006 Short Term Cash Incentive Plan for the Company’s Executive Officers.

10.3	2005 Cash Bonus Awards

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  March 3, 2006

QUIDEL CORPORATION

By:	/s/ Paul E. Landers
Name:	Paul E. Landers
Its:	Senior Vice President, Chief Financial Officer
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

2006 Annual Base Salaries for the Company’s Executive Officers, effective as of March 6, 2006.

10.2	2006 Short Term Cash Incentive Plan for the Company’s Executive Officers.

10.3	2005 Cash Bonus Awards